EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

BRAEMAR HOTELS & RESORTS ANNOUNCES THE OPENING OF
THE CLANCY - A NEW AUTOGRAPH COLLECTION PROPERTY IN DOWNTOWN SAN FRANCISCO
DALLAS, October 1, 2020 - Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today announced the opening of The Clancy, located in San Francisco’s vibrant South of Market (SoMa) district. The former Courtyard San Francisco Downtown underwent a rebranding and renovation in excess of $30 million to create The Clancy. Ideally situated at 299 Second Street, The Clancy now features 410 guest rooms and over 11,000 square feet of modern meeting space throughout 16 event rooms. It joins Marriott International’s Autograph Collection® Hotels, a diverse portfolio of more than 180 independent hotels around the world that reflect unique vision, design and environments.

“After approximately nineteen months of design and construction on The Clancy, we are delighted to announce its formal grand opening on October 1, 2020,” said Richard J. Stockton, Braemar’s President and Chief Executive Officer. “With its prime location in the heart of SoMa, the conversion of the hotel to an Autograph Collection property fills a desirable niche in the attractive downtown San Francisco market. The hotel is now available for booking as an Autograph property on Marriott.com and all third party booking channels and will be referred to as The Clancy in all future public communications.”
The Company noted that while COVID-19 construction restrictions delayed The Clancy’s reopening by several months and that occupancy levels are expected to be moderately low initially given COVID-19’s negative impact on group and business transient demand, Braemar looks forward to realizing enhanced financial performance from this property over the long-term as a result of the rebranding and renovation.
For more information, or to make reservations, please visit The Clancy’s website at https://www.marriott.com/hotels/travel/sfoaw-the-clancy-autograph-collection or contact 415-947-0700 to speak with one of the hotel’s team members.
Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.
Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19 on our business and investment strategy; the ability of the Company and the Company’s advisor, Ashford Inc., to continue as a going concern; the timing and outcome of the Securities and Exchange Commission’s investigation; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our ability to obtain future financing arrangements or restructure existing property level indebtedness; our understanding of our competition; market trends; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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